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                                                                     EXHIBIT 3.5

                                   BY-LAWS

                                     OF

                            NEW YORK SPORTS, INC.

                                 ARTICLE 1.

                           MEETING OF STOCKHOLDERS

    Section 1. STOCKHOLDERS AND ANNUAL MEETING. For purposes of these ByLaws, the term Stockholders shall denote the holders of any and all shares of any and all classes of the outstanding stock of NEW YORK SPORTS, INC. (the "Corporation"). The annual meeting of Stockholders shall be held at the principal office of the Corporation, in the City of Port St. Lucie, County of Martin, State of Florida, or at such other places as the Board of Directors may from time to time determine, either within or without, the State of Florida, pursuant to the Rules and Regulations of the Securities and Exchange Commission, for the purpose of electing Directors and transacting other business. The Secretary shall serve personally, or by mail, a written notice thereof, not less than ten (10) nor more than sixty
    (60) days prior to such meeting, addressed to each stockholder at his address as it appears on the stock book as of a date to be declared by the Board of Directors in accordance with Section 6 of these By-laws; but at any meeting at which all Stockholders shall be present, or of which all Stockholders not present have waived notice in writing, the giving of notice as above required may be dispensed with.

    Section 2. SPECIAL MEETING. Special meetings of Stockholders other than those regulated by Statute, may be called at any time by a majority of the Directors. Notice of such meeting stating the purpose for which it is called shall be served personally or by mail by the Secretary not less than ten
    (10) days before the date set for such meeting. If mailed, it shall be directed to a Stockholder at his address as it appears on the stock book as of the Record Date to be determined in accordance with Section 6 of these By-laws; but at any meeting of which all Stockholders shall be present, or of which all Stockholders not present have waived notice in writing, the giving of notice as above required may be dispensed with. The Board of Directors shall also, in like manner call a special meeting of Stockholders whenever so requested in writing by Stockholders representing not less than ten (10) percent of the voting power of the outstanding voting stock of the Corporation. The President may at his discretion call a special meeting of Stockholders upon ten (10) days notice. No business other than that respecting the purposes specified in the call for the special meeting, shall be transacted at any special meeting of the stockholders, except upon the unanimous consent of all the Stockholders entitled to notice thereof. Special meetings may be held within or without the State of Florida.

    Section 3. VOTING. At all meetings of the Stockholders, each Stockholder of the Corporation shall be entitled at each proposal presented at the meeting to an amount of votes per share, if any, as determined by the rights and limitations respecting each of the classes of outstanding stock of the Corporation delineated in the Articles of Incorporation of the Corporation as amended from time to time. Voting rights of Stockholders shall be determined with reference to the names and addresses of Stockholders as appearing on the

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    books of the Corporation as of the Record Date. Votes may be cast in person or by written authorized proxy.

    Section 4. PROXY. Each proxy must be executed in writing by the Stockholder of the Corporation, or his duly authorized attorney. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless it shall have specified therein its duration.

    Section 5. QUORUM. A majority of the voting power of the outstanding voting stock of the Corporation shall constitute a quorum at any Stockholder's meeting, but any number of Stockholders, even if less than a quorum, may adjourn the meeting from time to time and place to place.

    Section 6. RECORD DATE. The Board of Directors may fix a date not more than forty (40) days prior to the date set for a meeting of Stockholders as the Record Date as of which the Stockholders of record who have the right to and are entitled to notice of and to vote at the meeting and any adjournment thereof shall be determined.

    Section 7. VALIDATION. When Stockholders who hold a majority of the voting power of all the outstanding voting stock of the Corporation shall be present at such meeting, however called or notified, and shall sign a written consent thereto on the record of the meeting, the acts of such meeting shall be as valid as if legally called and notified.

    Section 8. ACTION BY STOCKHOLDERS WITHOUT A MEETING. Notwithstanding any of the foregoing provisions of this Article I, any action which may be taken by Stockholders at a meeting may be taken without a meeting provided that a written consent is signed by Stockholders representing an amount of the voting power of the outstanding voting stock of the Corporation necessary to take such Stockholder action, provided that all consents solicited and tendered under this Section or Section 607.394 of the Florida Statutes shall be subject to:

            a. The setting of a record date for said consent shall be established by the Board of Directors of the Company. But in no case shall the Record Date be less than ninety (90) days from the earliest date a consent is tendered to the corporate Secretary.

            b. That any consent tendered to the corporate Secretary of the Company shall not be effective until 90 days have elapsed from the date of tender in order to allow the corporate Secretary to review the consent for compliance with all provisions of the corporate By-Laws, Articles and the laws of the State of Florida, fair and reasonable disclosure under the United States Securities & Exchange Commission rules and regulations, and compliance with all applicable anti-fraud provisions of the State and Federal statutes.

                                   ARTICLE II.

                                    DIRECTORS

    Section 1. NUMBER. The affairs and business of this Corporation shall be managed and its corporate powers exercised by a Board of Directors composed of at least one (1) member but not to exceed nine (9) members who need not be Stockholders of record. All of the Directors shall be of full age and at least one of such Directors shall be a citizen of the United States.

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    Section 2. HOW ELECTED. At the annual meeting of Stockholders, the individuals receiving a plurality of the votes cast shall be directors and shall constitute the Board of Directors until the next annual meeting of the Stockholders and election and qualification of their successors. In no case shall there be cumulative voting.

    Section 3. TERM OF OFFICE. The term of office of each of the Directors shall be one (1) year and thereafter until his successor has been elected and qualified.

    Section 4. DUTIES. The Board of Directors shall have the control and general management of the affairs and business of the Corporation. Such Directors shall in all cases act as a Board, regularly convened, by a majority vote, and they may adopt such rules and regulations for the conduct of their meetings and the management of the company as they may deem proper, not inconsistent with the Articles of Incorporation of the Corporation, as amended, these By-laws or the laws of the State of Florida.

    Section 5. DIRECTOR'S MEETINGS. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the Stockholders, and at such other times as the Board of Directors may determine. Special meetings of the Board of Directors may be called by any two Directors at any time, and shall be called by the President or the Secretary upon the written request of two (2) Directors. Directors' meetings may be held within or without the State of Florida.

    Section 6. NOTICE OF MEETINGS. Notice of meetings, other than the regular annual meeting, shall be given by service upon each Director in person, or by mailing to him at his last known post office address, at least fifteen
    (15) days before the date therein designated for such meeting including the day of mailing, of a written or printed notice thereof specifying the time and place of such meeting, and the business to be brought before the meeting, and no business other than that specified in such notice shall be transacted at any special meeting. At any meeting at which every member of the Board of Directors shall be present, although held without notice, any business may be transacted as if the meeting had been duly called.

    Section 7. VOTING. At all meetings of the Board of Directors, each Director is to have one vote, irrespective of the number of shares of stock that he may hold. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

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    Section 8. VACANCIES. Vacancies in the Board occurring between annual meetings shall be filled for the unexpired portion of the term by a majority vote of the remaining Directors. If the remaining Directors become deadlocked and are unable to form a majority for purposes of filling the vacancy, the vacancy shall be filled by the Stockholders representing a majority of the voting power of the outstanding voting stock of the Corporation either at a special meeting duly called for such purpose or by written consent in accordance with Article I, Section 8.

    Section 9. REMOVAL OF DIRECTORS. Directors may be removed in the following manner:

         1. Any one or more of the Directors may be removed either with or without cause, at any time by a vote of the Stockholders holding fifty-one
    (51) percent of the stock, at any special meeting called for that purpose.

         2. Any Director may be removed for cause, by a majority vote of the Directors, at any special meeting of the Directors called for that purpose.

     Section 10. WAIVER OF NOTICE. Whenever by statute, the provision of the Articles of Incorporation or these By-laws, the Stockholders or the Board of Directors are authorized to take any action after notice, such notice may be waived, in writing, before or after the holding of the meeting, by a majority of the persons entitled to such notice, or, in the case of a Stockholder, by his attorney thereunto authorized.

    Section 11. QUORUM. At any meeting of the Board of Directors, fifty-one (51) percent of the Board shall constitute a quorum of the transaction of business, but in the event of a quorum not being present, a less number may adjourn the meeting to some future date.

    Section 12. EXECUTIVE COMMITTEE. The Board of Directors may, by resolution, designate two or more of their number to constitute an Executive Committee, who to the extent provided in such resolution, shall have and may exercise the powers of the Board of Directors.

    Section 13. ACTION OF DIRECTORS WITHOUT A MEETING. Any action which may be taken at a meeting of the Directors of the Corporation or a Committee thereof, may be taken without a meeting if a consent in writing setting forth the action so to be signed by all of the Directors or all the members of the Committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the Committee. Such consent shall have the same effect as a unanimous vote.

                                  ARTICLE III.

                                    OFFICERS

    Section 1. OFFICERS. This Corporation shall have a President, a Secretary and a Treasurer, and such other officers as shall be elected from time to time by the Board. Any person may hold two (2) or more

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    offices except that the President may not also be Secretary or Assistant
    Secretary.

    Section 2. ELECTION. All officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the meeting of Stockholders, and shall hold office for the term of one (1) year, or until their successors are duly elected. Officers may also be members of the Board. The Board may appoint such other officers, agents and employees as it shall deem necessary who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board.

    Section 3. DUTIES OF OFFICERS. The duties and powers of the officers of the Corporation shall be as follows:

    PRESIDENT. The President shall be the chief executive officer of the Corporation, shall have general and active management of the business and affairs of the Corporation subject to the directions of the Board of Directors, and shall preside at all meetings of the Stockholders and Board of Directors unless a Chairman of the Board of Directors is elected as one of the officers of the Corporation, in which case the Chairman of the Board shall preside.

    SECRETARY. The Secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the Stockholders and Board of Directors, send out all notices of meetings, and perform such other duties as may be prescribed by the Board of Directors or President.

    TREASURER. The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render account thereof at the annual meetings of Stockholders and whenever else required by the Board of Directors or President, and shall perform such other duties as may be prescribed by the Board of Directors or President.

    Section 4. BOND. The Treasurer shall, if required by the Board of Directors, give to the Corporation such security for the faithful discharge of his duties as the Board may direct.


    Section 5. VACANCIES, HOW FILLED. All vacancies in any office shall be filled by the Board of Directors without undue delay at its regular meeting or at a meeting specially called for that purpose. In the case of this absence of any officer of the Corporation or for any reason that the Board of Directors may deem sufficient, the Board may, except as specifically otherwise provided in these By-Laws, delegate the powers or duties of such officers to any other officer or Director for the time being, provided fifty-one (51) percent of the entire Board concur therein.

    Section 6. COMPENSATION OF OFFICERS. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

    Section 7. REMOVAL OF OFFICERS. The Board of Directors may remove any officer by a majority vote, at any time with or without cause.

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                                   ARTICLE IV.

                                 INDEMNIFICATION

     Section 1. INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Board of Directors and employees, individually and collectively, shall be covered on any liability claims not covered by insurance policies and any future amounts falling within the deductible portion of any future policy(s), and for any deductible portion on any insurance policy and also on any other claim for which there is no insurance coverage. Therefore, under and through the self-insurance program, or by direct coverage or payment, the additional interest of all employees and the Board of Directors of the Corporation, while acting in the scope of their duties while performing or failing to perform any and all acts within or required by such duty, is hereby assumed by the Corporation, which will include all legal and defense costs and all settlements and court awards that the employees and/or Board of Directors may be subject to for any act or claim that would be constituted as a breach of a duty imposed upon them or otherwise, or for any act they perform in furtherance of the Corporation's business and functions. This indemnity includes all damages, including those not covered because of any deductible provision under any insurance policy.

                                   ARTICLE V.

                              CERTIFICATES OF STOCK

     Section 1. DESCRIPTION OF STOCK CERTIFICATE. The certificates of stock shall be numbered in the order in which they are issued. They should be in a book and shall be issued in consecutive order and record of the name of the person owning the shares, with the date of issuance and number thereof, shall be kept by the Secretary, or other Registrar appointed by the Board of Directors. Such certificates shall exhibit the holder's name and the class and number of shares. They shall be signed by the President or Vice-President, either manually or by facsimile, and countersigned by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, either manually or by facsimile, and sealed with the seal of the Corporation.

    Section 2. TRANSFER OF STOCK. The stock of the Corporation shall be assignable and transferable on the books of the Corporation only by the person in whose name it appears on said books, his legal representatives or by his duly authorized agent. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary, or other duly appointed Registrar, as the case may be. In all cases of transfer, the former certificate must be surrendered up and cancelled before a new certificate may be issued.

    Section 3. LOST CERTIFICATES. If a Stockholder shall claim to have lost or destroyed a certificate or certificates of stock issued by the Corporation, the Board of Directors may direct, at its discretion, a new certificate or certificates issued, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed, and upon the deposit of a bond or other indemnity in such amount and with such sureties, if any, as the Board or the Transfer Agent may require.

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                                   ARTICLE VI.

                                      SEAL

Section 1. CORPORATE SEAL. The corporate seal shall have the name of the Corporation and the word "seal" inscribed thereon, and may be a facsimile, engraved, printed or an impression seal.

                                  ARTICLE VII.

                                   DIVIDENDS

Section 1. WHEN DECLARED. The Board of Directors shall vote to declare dividends from net earnings or from surplus of the assets over liabilities including capital, whenever, in their opinion, the condition of the Corporation's affairs will render it expedient for such dividends to be declared. When the Board of Directors shall so determine, the dividends may be paid in cash, stock or other property.

                                  ARTICLE VIII.

                                   AMENDMENTS

Section 1. HOW AMENDED. These By-Laws may be altered, amended, repealed or added to by the vote of the Board, or at a special meeting of Directors called for that purpose. These By-Laws, and any amendments thereto, and new By-Laws added by the Directors, may be amended, altered or replaced by the Stockholders at any annual or special meeting of the Stockholders.

IN WITNESS WHEREOF, the undersigned President and Secretary of this Corporation acknowledge that the foregoing seven (7) page By-Laws of NEW YORK SPORTS, INC. have been duly adopted by the Directors of the Corporation on the ___th day of January, 1989.



February 27, 1998                           /s/ BEATRICE J. HANKS
------------------------------------        ------------------------------------
Date                                           Beatrice J. Hanks
                                               President/Secretary/Director



February 27, 1998                           /s/ STEPHEN H. HANKS
------------------------------------        ------------------------------------
Date                                           Stephen H. Hanks
                                               Vice President/Secretary/Director

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